Exhibit 32.1
CEO AND CFO CERTIFICATION OF PERIODIC REPORT
     We, Lee J. Schram, Chief Executive Officer of Deluxe Corporation (the “Company”), and Richard S. Greene, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
(1)	the Annual Report on Form 10-K of the Company for the year ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 18, 2009	/s/ Lee J. Schram
Lee J. Schram
Chief Executive Officer

/s/ Richard S. Greene
Richard S. Greene
Chief Financial Officer